Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                 [ Letterhead of Turlington and Company, L.L.P.]

      We consent to the incorporation by reference in the registration statement (No.333-49759 and No. 333-104144) on Form S-8 of First South Bancorp, Inc. and Subsidiary of our reports dated March 6, 2007, with respect to the consolidated financial statements of First South Bancorp, Inc. and Subsidiary, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in First South Bancorp, Inc.'s 2006 Annual Report on Form 10-K.

/s/ Turlington and Company, L.L.P.

Lexington, North Carolina
March 6, 2007